UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2013

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement.

Nash-Finch Company (the “Company”) has instructed Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture, dated as of March 15, 2005, between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of September 21, 2007, between the Company and the Trustee, governing the Company’s Senior Subordinated Convertible Notes due 2035 (the “Notes”), to notify the holders of the Notes on February 13, 2013, that the Company will redeem all $322 million outstanding aggregate principal amount at maturity of the Notes on March 15, 2013. The Notes will be redeemed at a price equal to $466.11 per $1,000 in principal amount at maturity of the Notes.

As a result of the notice of redemption, holders are entitled, in lieu of having their Notes redeemed, to convert such Notes by surrendering them for conversion to the Trustee, in its capacity as Conversion Agent under the Indenture, no later than the close of business on March 13, 2013 and satisfying the other requirements set forth in the Notes and the Indenture.  Upon any conversion, a holder would be entitled to receive a cash payment in an amount equal to the Conversion Value for each $1,000 principal amount at maturity of Notes.  The Conversion Value would be the product of (i) the current Conversion Rate of 9.7224 shares of common stock for each $1,000 principal amount at maturity, times (ii) the average trading price of a share of the Company’s common stock over the 15 trading day period beginning on the third trading day following the March 15, 2013.  The Conversion Value would only exceed the $466.11 per $1,000 principal amount at maturity redemption price at an average common stock share price in excess of approximately $47.94.  Based on current common stock trading prices, the Company expects the Conversion Value would be significantly less than the redemption price of $466.11 and, accordingly, the Company does not expect holders to exercise their conversion rights.

The Company issued a press release relating to the redemption, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by this reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under and Off-balance Sheet Arrangement.

The information set forth in Item 1.02 is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 13, 2013, issued by Nash-Finch Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY

Date: February 13, 2013	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Executive Vice President, General Counsel and Secretary

NASH-FINCH COMPANY

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

99.1	Press Release, dated February 13, 2013, issued by Nash-Finch Company

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